Exhibit 5.1

Mayer Brown LLP
700 Louisiana Street
Suite 3400
Houston, Texas 77002-2730
February 4, 2013
Main Tel +1 713 238 3000
Main Fax +1 713 238 4888
www.mayerbrown.com
Bonanza Creek Energy, Inc.
410 17th Street, Suite 1400
Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel for Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), in connection with (i) the preparation of a Registration Statement on Form S-3, File No. 333-186019 (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) registering, among other securities, an indeterminate number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) the offering by Project Black Bear LP (the “Selling Stockholder”) of an aggregate of 13,000,000 shares (the “Shares”) of Common Stock as described in that certain prospectus supplement dated January 31, 2013 (the “Prospectus Supplement”) to the prospectus dated January 28, 2013 filed as part of the Registration Statement (the “Prospectus”).  The Shares are being sold to the underwriters (the “Underwriters”) named in the Underwriting Agreement dated as of January 31, 2013 (the “Underwriting Agreement”) by and among the Company, the Selling Stockholder and the Underwriters.

In our capacity as counsel to the Company, we have examined the Registration Statement, Prospectus, Prospectus Supplement and Underwriting Agreement. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and, for the purposes

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of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion is limited to matters governed by the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Company’s Current Report on Form 8-K, to be filed on or about the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement and to our reference under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement.  In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Mayer Brown LLP